Exhibit 99.1

TTEC Announces Record Third Quarter 2021 Financial Results

Third Quarter 2021

Revenue Increased 15.0 Percent to $566.7 Million

Operating Income was 26.0 Million or 4.6 Percent of Revenue

(Non-GAAP $59.4 Million or 10.5 Percent of Revenue)

Net Income was $14.4 Million ($47.7 Million Non-GAAP)

Adjusted EBITDA was $78.7 Million or 13.9 Percent of Revenue

Fully Diluted EPS was $0.30 ($1.01 Non-GAAP)

Bookings of $171 million

DENVER, November 9, 2021 – TTEC Holdings, Inc. (NASDAQ: TTEC), one of the largest, global CX (customer experience) technology and services innovators for end-to-end digital CX solutions, announced today financial results for the third quarter ended September 30, 2021.

"We delivered strong results this quarter and continue to gain momentum in the market. Our robust sales pipeline heading into the fourth quarter, combined with our strong bookings momentum, positions us for continued long-term profitable growth as our clients leverage the full depth and breadth of our technology enabled solutions and services,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “Leading brands are looking for a comprehensive solution - a purpose-built, technology-enabled service provider who can solve their end-to-end CX challenges and deliver measurable value-based outcomes. The fastest growing digital brands and the elite Fortune 500 leaders alike are choosing TTEC to successfully compete and win in the customer-centric economy,” continued Tuchman.

THIRD QUARTER 2021 FINANCIAL HIGHLIGHTS

Revenue

●	Third quarter 2021 GAAP revenue increased 15.0 percent to $566.7 million compared to $493.0 million in the prior year period.

●	Foreign exchange had a $3.1 million positive impact on revenue in the third quarter 2021.

Income from Operations

●	Third quarter 2021 GAAP income from operations was $26.0 million, or 4.6 percent of revenue, compared to $53.4 million, or 10.8 percent of revenue in the prior year period.

●	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, cybersecurity incident related impact, and other items, was $59.4 million or 10.5 percent of revenue versus $63.1 million or 12.8 percent for the prior year period.

●	Foreign exchange had a $1.3 million positive impact on income from operations in the third quarter 2021.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Tim Blair +1.303.397.9267	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Adjusted EBITDA

●	Third quarter 2021 Non-GAAP Adjusted EBITDA was $78.7 million or 13.9 percent of revenue, compared to $77.2 million or 15.7 percent of revenue in the prior year period.

Earnings Per Share

●	Third quarter 2021 GAAP fully diluted earnings per share was $0.30 compared to $0.45 for the same period last year.

●	Non-GAAP fully diluted earnings per share was $1.01 compared to $1.00 in the prior year period.

Bookings

●	During the third quarter 2021, TTEC signed an estimated $171 million in annualized contract value compared to $170 million in the prior year period. Third quarter 2021 bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

●	Cash flow from operations in the third quarter 2021 was $42.2 million compared to $81.5 million for the third quarter 2020.

●	Capital expenditures in the third quarter 2021 were $17.2 million compared to $15.9 million for the third quarter 2020.

●	As of September 30, 2021, TTEC had cash and cash equivalents of $148.9 million and debt of $811.8 million, resulting in a net debt position of $662.9 million. This compares to a net debt position of $203.0 million for the same period 2020. The increase in net debt is primarily attributable to the acquisition of Avtex Solutions Holdings, LLC in April 2021 and capital distributions.

●	As of September 30, 2021, TTEC had approximately $390 million of additional borrowing capacity available under its credit facility compared to $570 million for the same period 2020.

●	Paid a $0.47 per share, $22.1 million in the aggregate, semi-annual dividend on October 22, 2021, an approximate 17.5 percent increase over the semi-annual dividend paid in October 2020 and a 9.3 percent increase over the April 2021 dividend.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Tim Blair +1.303.397.9267	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following two business segments: TTEC Digital (Digital) and TTEC Engage (Engage). Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

●	Third quarter 2021 GAAP revenue for TTEC Digital increased 62.1 percent to $124.1 million from $76.6 million for the year ago period. Income from operations was $8.7 million or 7.0 percent of revenue compared to operating income of $13.0 million or 17.0 percent of revenue for the prior year period.

●	Non-GAAP income from operations was $15.6 million or 12.5 percent of revenue compared to $15.4 million or 20.1 percent of revenue in the prior year period.

●	Foreign exchange had a $0.4 million positive impact on revenue and $0.1 million positive impact on income from operations.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

●	Third quarter 2021 GAAP revenue for TTEC Engage increased 6.3 percent to $442.6 million from $416.4 million for the year ago period. Income from operations was $17.4 million or 3.9 percent of revenue compared to operating income of $40.4 million or 9.7 percent of revenue for the prior year period.

●	Non-GAAP income from operations was $43.8 million or 9.9 percent of revenue compared to $47.7 million or 11.5 percent of revenue in the prior year period.

●	Foreign exchange had a $2.7 million positive impact on revenue and $1.2 million positive impact on income from operations.

BUSINESS OUTLOOK

“Our strong business fundamentals reflect our successful delivery of outcome-based customer experiences,” commented Regina Paolillo, chief financial and administrative officer. “Our integrated CX technology and service offerings are a marketplace differentiator within a dynamic, growing addressable market. Our business momentum is reflected in our robust sales pipeline and strong bookings. We anticipate full year 2021 results relatively consistent with our previous guidance, despite the one-time costs related to the cyber incident.”

Paolillo continued, “We remain highly encouraged by our near- and longer-term outlook. We are confident in our strategy and the strength of our business model. Importantly, we are making the leadership, R&D and go to market investments necessary to execute on our strategy and drive further growth. The breadth and depth of our technology rich offerings sets us apart, enabling us to win new client relationships and increase our wallet share in our expansive embedded client base.”

Including the third quarter impact of the cybersecurity incident, which is offset by the underlying strength in the business, our current estimate for 2021 full year results remains consistent with our previous guidance. Adjusted for the one-time revenue loss and expenses, we are at the high end or exceeding our previous guidance.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Tim Blair +1.303.397.9267	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Revenue of approximately $2,255.0, an increase of 15.7 percent over the prior year.

Non-GAAP Operating Income margin of approximately 12.6 percent.

●	Margin of approximately 13.2 percent for TTEC Digital and 12.5 percent for TTEC Engage

Adjusted EBITDA margin of approximately 15.6 percent.

●	Margin of approximately 16.1 percent for TTEC Digital and 15.5 percent for TTEC Engage

Non-GAAP Earnings Per Share of approximately $4.57

Capital expenditures of approximately 2.9 percent of revenue, of which approximately 70 percent is growth oriented.

Effective tax rate of approximately 22 percent.

Diluted share count of approximately 47.4 million.

The company has not quantitatively reconciled its guidance for Non-GAAP operating income margins, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including asset impairment, restructuring and integration charges, cybersecurity incident-related costs, gains or losses on the sale of business units or other assets, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the company’s control or cannot be reliably predicted. Accordingly, the company is unable to provide reconciliations to GAAP operating income margins, net income margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s 2021 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

●	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

●	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, cybersecurity incident-related costs, among other items.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Tim Blair +1.303.397.9267	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

ABOUT TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is one of the largest, global CX (customer experience) technology and services innovators for end-to-end, digital CX solutions. The company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the company’s Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The company’s Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud mitigation, and data annotation solutions. Founded in 1982, the Company’s singular obsession with CX excellence has earned it leading client NPS scores across the globe. The company's nearly 62,300 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holdings, Inc.’s management and are subject to significant risks and uncertainties. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. Specifically, important factors that could cause our actual results to differ materially from those indicated in the forward looking statements include, among others, risks related to our business operations and strategy, including our strategy execution in a competitive market; our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share; risks inherent in the reliability of our information technology systems; risks related to our information technology infrastructure’s cyber security in general, and criminal activity such as ransomware, other malware and data exfiltration or destruction in particular, which can impact our ability to consistently deliver uninterrupted service to our clients; our dependance on 3rd parties for our cloud solutions; risks inherent in our rapid transition to a work from home environment; our ability to attract and retain qualified and skilled personnel at a price point that we can afford and our clients are willing to pay; our M&A activity, including our ability to identify, acquire and properly integrate acquired businesses in accordance with our strategy; the risk related to our international operations; the risks related to legal and regulatory impacts on our operations, in particular rapidly changing laws that regulate our and our clients’ business, such as data privacy and data protection laws and regulatory changes impacting our healthcare business, financial and public sector specific regulations, our ability to comply with these laws timely and cost effectively; impact of COVID-19 pandemic and post-pandemic economic and regulatory realities on our business and our clients’ business; cost of wage and hour litigation in the United States; and risks inherent in our equity structure including our controlling shareholder risk, and Delaware choice of dispute resolution risks. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Tim Blair +1.303.397.9267	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$566,734	$492,980	$1,660,747	$1,378,274

Operating Expenses:
Cost of services	447,786	368,405	1,236,769	1,027,268
Selling, general and administrative	67,426	49,473	181,483	146,667
Depreciation and amortization	25,280	19,522	70,655	57,054
Restructuring charges, net	485	1,233	2,612	2,564
Impairment losses	(268)	948	3,949	1,644
Total operating expenses	540,709	439,581	1,495,468	1,235,197

Income From Operations	26,025	53,399	165,279	143,077

Other income (expense), net	(45)	(20,852)	(4,570)	(31,058)

Income Before Income Taxes	25,980	32,547	160,709	112,019

Provision for income taxes	(7,939)	(8,415)	(35,271)	(29,653)

Net Income	18,041	24,132	125,438	82,366

Net income attributable to noncontrolling interest	(3,606)	(2,766)	(13,216)	(8,141)

Net Income Attributable to TTEC Stockholders	$14,435	$21,366	$112,222	$74,225

Net Income Per Share

Basic	$0.38	$0.52	$2.68	$1.77

Diluted	$0.38	$0.51	$2.65	$1.76

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.31	$0.46	$2.39	$1.59

Diluted	$0.30	$0.45	$2.37	$1.58

Income From Operations Margin	4.6%	10.8%	10.0%	10.4%
Net Income Margin	3.2%	4.9%	7.6%	6.0%
Net Income Attributable to TTEC Stockholders Margin	2.5%	4.3%	6.8%	5.4%
Effective Tax Rate	30.6%	25.9%	21.9%	26.5%

Weighted Average Shares Outstanding
Basic	46,984	46,732	46,857	46,617
Diluted	47,348	47,031	47,372	46,885

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
TTEC Digital	$124,086	$76,571	$295,668	$231,270
TTEC Engage	442,648	416,409	1,365,079	1,147,004
Total	$566,734	$492,980	$1,660,747	$1,378,274

Income From Operations:
TTEC Digital	$8,670	$13,043	$22,438	$37,677
TTEC Engage	17,355	40,356	142,841	105,400
Total	$26,025	$53,399	$165,279	$143,077

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$148,853	$132,914
Accounts receivable, net	349,382	378,397
Other current assets	235,733	145,491
Total current assets	733,968	656,802

Property and equipment, net	171,508	178,706
Operating lease assets	97,866	120,820
Goodwill	736,398	363,502
Other intangibles assets, net	218,556	112,059
Other assets	85,837	84,519

Total assets	$2,044,133	$1,516,408

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84,464	$66,658
Accrued employee compensation and benefits	174,272	163,658
Deferred revenue	88,870	39,956
Current operating lease liabilties	42,643	43,651
Other current liabilities	93,894	82,247
Total current liabilities	484,143	396,170

Long-term liabilities:
Line of credit	805,000	385,000
Non-current operating lease liabilities	73,172	98,277
Other long-term liabilities	121,663	126,223
Total long-term liabilities	999,835	609,500

Redeemable noncontrolling interest	55,194	52,976

Equity:
Common stock	470	467
Additional Paid in Capital	356,727	360,293
Treasury stock	(597,051)	(601,214)
Accumulated other comprehensive income (loss)	(98,423)	(72,156)
Retained earnings	827,317	757,312
Noncontrolling interest	15,921	13,060
Total equity	504,961	457,762

Total liabilities and equity	$2,044,133	$1,516,408

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2021	2020
Cash flows from operating activities:
Net income	$125,438	$82,366
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	70,655	57,054
Amortization of contract acquisition costs	575	332
Amortization of debt issuance costs	719	549
Imputed interest expense and fair value adjustments to contingent consideration	1,046	1,949
Provision for credit losses	(34)	563
Loss on disposal of assets	524	77
Loss on dissolution of subsidiary	-	19,905
Impairment losses	3,949	1,644
Deferred income taxes	514	(1,153)
Excess tax benefit from equity-based awards	(5,284)	(708)
Equity-based compensation expense	11,969	9,471
Loss / (gain) on foreign currency derivatives	134	(25)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	48,816	(5,450)
Prepaids and other assets	(42,455)	14,333
Accounts payable and accrued expenses	19,406	70,441
Deferred revenue and other liabilities	(60,910)	(64,564)
Net cash provided by operating activities	175,062	186,784

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	42	16
Purchases of property, plant and equipment	(40,778)	(47,827)
Acquisitions	(481,718)	(38,739)
Net cash used in investing activities	(522,454)	(86,550)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	420,000	35,000
Payments on other debt	(5,288)	(6,602)
Payments of contingent consideration and hold back payments to acquisitions	(11,517)	(48,686)
Dividends paid to shareholders	(20,132)	(15,843)
Payments to noncontrolling interest	(8,059)	(8,268)
Tax payments related to the issuance of restricted stock units	(11,369)	(4,456)
Payments of debt issuance costs	(1,102)	(35)
Net cash provided by / (used in) financing activities	362,533	(48,890)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6,272)	(104)

Increase in cash, cash equivalents and restricted cash	8,869	51,240
Cash, cash equivalents and restricted cash, beginning of period	159,015	105,591
Cash, cash equivalents and restricted cash, end of period	$167,884	$156,831

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$566,734	$492,980	$1,660,747	$1,378,274

Reconciliation of Adjusted EBITDA:

Net Income	$18,041	$24,132	$125,438	$82,366
Interest income	(171)	(566)	(580)	(1,421)
Interest expense	3,504	2,755	8,687	15,451
Provision for income taxes	7,939	8,415	35,271	29,653
Depreciation and amortization	25,280	19,522	70,655	57,054
Asset impairment and restructuring charges	217	2,181	6,561	4,208
Gain on sale of business units	-	(208)	-	(596)
Changes in acquisition contingent consideration	-	-	1,046	(4,349)
Grant income for pandemic relief	(131)	-	(8,175)	-
Cybersecurity incident related impact, net of insurance recovery	19,455	-	19,455	-
Loss on dissolution of subsidiary	-	17,438	-	19,905
Equity-based compensation expenses	4,570	3,495	11,969	9,471

Adjusted EBITDA	$78,704	$77,164	$270,327	$211,742

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$18,041	$24,132	$125,438	$82,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,280	19,522	70,655	57,054
Other	(1,098)	37,852	(21,031)	47,364
Net cash provided by operating activities	42,223	81,506	175,062	186,784

Less - Total Cash Capital Expenditures	17,185	15,912	40,778	47,827

Free Cash Flow	$25,038	$65,594	$134,284	$138,957

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$26,025	$53,399	$165,279	$143,077
Restructuring charges, net	485	1,233	2,612	2,564
Impairment losses	(268)	948	3,949	1,644
Grant income for pandemic relief	(131)	-	(8,175)	-
Cybersecurity incident related impact, net of insurance recovery	19,455	-	19,455	-
Equity-based compensation expenses	4,570	3,495	11,969	9,471
Amortization of purchased intangibles	9,269	4,067	22,752	11,788

Non-GAAP Income from Operations	$59,405	$63,142	$217,841	$168,544

Non-GAAP Income from Operations Margin	10.5%	12.8%	13.1%	12.2%

Reconciliation of Non-GAAP EPS:

Net Income	$18,041	$24,132	$125,438	$82,366
Add: Asset impairment and restructuring charges	217	2,181	6,561	4,208
Add: Equity-based compensation expenses	4,570	3,495	11,969	9,471
Add: Amortization of purchased intangibles	9,269	4,067	22,752	11,788
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition	-	-	-	6,273
Add: Loss on dissolution of subsidary	-	17,438	-	19,905
Add: Cybersecurity incident related impact, net of insurance recovery	19,455	-	19,455	-
Less: Changes in acquisition contingent consideration	-	-	1,046	(4,349)
Less: Gain on sale of business units	-	(208)	-	(596)
Less: Grant income for pandemic relief	(131)	-	(8,175)	-
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(3,691)	(3,855)	(11,368)	(6,925)

Non-GAAP Net Income	$47,730	$47,250	$167,678	$122,141

Diluted shares outstanding	47,348	47,031	47,372	46,885

Non-GAAP EPS	$1.01	$1.00	$3.54	$2.61

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
Reconciliation of Adjusted EBITDA by Segment :	Q3 21	Q3 20	Q3 21	Q3 20	YTD 21	YTD 20	YTD 21	YTD 20
Earnings before Income Taxes	$17,193	$19,470	$8,787	$13,077	$138,111	$74,242	$22,597	$37,777
Interest income / expense, net	3,366	2,223	(33)	(34)	8,214	14,132	(105)	(101)
Depreciation and amortization	16,344	15,985	8,936	3,537	49,343	46,951	21,312	10,103
Asset impairment and restructuring charges	616	1,745	(399)	436	6,092	2,755	468	1,452
Gain on sale of business units	-	(208)	-	-	-	(596)	-	-
Grant income for pandemic relief	(131)	-	-	-	(8,069)	-	(106)	-
Changes in acquisition contingent consideration	-	-	-	-	1,046	(4,349)	-	-
Loss on dissolution of subsidiary	-	17,438	-	-	-	19,905	-	-
Cybersecurity incident related impact, net of insurance recovery	19,221	-	234	-	19,221	-	234	-
Equity-based compensation expenses	3,472	2,353	1,098	1,142	8,505	6,551	3,464	2,920

Adjusted EBITDA	$60,081	$59,006	$18,623	$18,158	$222,463	$159,591	$47,864	$52,151